Exhibit 10.1

FIRST AMENDMENT
TO
LOAN AGREEMENT

     This First Amendment to Loan Agreement is entered into as of May 9, 2003 (the “Amendment”), by and among COMERICA BANK – CALIFORNIA (“Bank”) and SAFEGUARD DELAWARE, INC. (“Safeguard Delaware”) and SAFEGUARD SCIENTIFICS (DELAWARE), INC. (“Safeguard Scientifics”; Safeguard Scientifics and Safeguard Delaware are sometimes referred to, individually, as a “Borrower” and collectively, the “Borrowers”).

RECITALS

     Borrowers and Bank are parties to that certain Loan Agreement dated as of May 10, 2002, as amended (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1.     The following defined terms in Section 1.1 of the Agreement are hereby amended in their entirety to read as follows:

               “Revolving Maturity Date” means May 8, 2004.

     2.     Section 2.1(b)(i) of the Agreement is hereby amended in its entirety to read as follows:

(i) Subject to the terms and conditions of this Agreement, at any time prior to the Revolving Maturity Date, Bank agrees to issue or cause to be issued letters of credit for the account of Borrowers (each, a “Letter of Credit” and collectively, the “Letters of Credit”) in an aggregate outstanding face amount not to exceed the Revolving Line minus the aggregate amount of the outstanding Advances at any time, provided that the aggregate face amount of all outstanding Letters of Credit shall not exceed Ten Million Dollars ($10,000,000). All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard application and letter of credit agreement (the “Application”), which Borrower hereby agrees to execute, including Bank’s standard fee equal to 0.5% per annum of the face amount of each Letter of Credit. On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a). Prior to the Revolving Maturity Date, Borrowers shall secure in cash all obligations under any outstanding Letters of Credit on terms acceptable to Bank.

     3.     Section 6.4 of the Agreement is hereby amended to read as follows:

6.4 Impairment Charges. Impairment charges relating to Private Partner Companies on a cumulative basis during the term of this Agreement, excluding mandatory FASB 142 charges, shall not exceed $50,000,000 between May 9, 2003 and May 8, 2004.

     4.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Each Borrower ratifies and reaffirms the continuing effectiveness of the Agreement and all instruments, documents and agreements entered into in connection with the Agreement.

     5.     Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     6.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     7.     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) corporate resolutions to borrow, duly executed by each Borrower;

(c) an Affirmation and Amendment of Guaranty, duly executed by Safeguard Scientifics, Inc.;

(d) corporate resolutions to guaranty, duly executed by Safeguard Scientifics, Inc.;

(e) an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SAFEGUARD DELAWARE, INC.

By:	/s/ Christopher J. Davis

Title: Managing Director and CFO

SAFEGUARD SCIENTIFICS
(DELAWARE), INC.

By:	/s/ Christopher J. Davis

Title: Managing Director and CFO

COMERICA BANK-CALIFORNIA

By:	/s/ Stacy Arrigo

Title: Vice President

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